UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 28, 2004

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-33295	41-1717208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 South Robert Trail

Inver Grove Heights, Minnesota 55077

(Address of principal executive offices, including zip code)

(651) 452-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a)           On April 29, 2004, we received a letter of resignation from Salvador Mercé Cervelló, a director of our company, indicating that he had resigned from our board of directors effective April 28, 2005.  His letter stated that his greatest contribution to our company was in association with marketing the Omnicarbon heart valve.  He stated that he regretted that ATRILAZE had forced our company to abandon the production of Omnicarbon heart valves and that he would have preferred to search for and find solutions that would have made both the Omnicarbon heart valve and ATRILAZE a reality.

A copy of the resignation letter from Salvador Mercé Cervelló is attached hereto as Exhibit 17.1.  A copy of the letter from Salvador Mercé Cervelló indicating his agreement with the statements made herein is attached hereto as Exhibit 17.2.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(c)           Exhibits.

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: May 4, 2005	By:	/s/ John H. Jungbauer
John H. Jungbauer
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

17.1	Resignation letter from Salvador Mercé Cervelló, dated April 28, 2005.
17.2	Response letter from Salvador Mercé Cervelló, dated May 4, 2005.